UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d) of
  The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): February 26, 2010

  AAC Group Holding Corp.
  American Achievement Corporation
  (Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

___________________

  7211 Circle S Road
  Austin, Texas 78745
   (Address of Principal Executive Offices, Zip Code)

  Registrants’ telephone number, including area code (512) 444-0571

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)      On February 26, 2010, David Richman, a member of the Boards of Directors of AAC Group Holding Corp. and American Achievement Corporation (the “Registrants”), notified the Registrants of his resignation as a member of each of their respective Boards of Directors, effective as of February 26, 2010.  Mr. Richman’s decision is for personal reasons and not the result of any disagreement with the Registrants.

(d)       Effective February 26, 2010, the Boards of Directors of AAC Group Holding Corp. and American Achievement Corporation appointed Mr. Timothy P. Mayhew to serve on each of their respective Boards of Directors, as well as the respective audit and compensation committees of each board.  Mr. Mayhew is a Managing Director of Fenway Partners, an affiliate of the controlling stockholder of the American Achievement Group Holding Corp, the indirect parent company of the Registrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC Group Holding Corp. American Achievement Corporation

February 26, 2010	By:	/s/ DONALD J. PERCENTI
Donald J. Percenti
Chief Executive Officer